Exhibit 99.1

NEWS RELEASE
DEL MONTE FOODS COMPANY REPORTS
FISCAL 2008 FIRST QUARTER RESULTS

San Francisco, CA – August 30, 2007 - Del Monte Foods Company (NYSE: DLM):
Announcement Highlights
•	First quarter net sales growth of 11.8% reflects volume growth, including the impact of the pet acquisitions and growth from new products, as well as net pricing actions.
•	Diluted EPS from continuing operations of $0.02 (includes $0.01 for transformation) compares to $0.04 in Q1F07 (which included $0.05 for transformation, purchase accounting, and integration) reflects volume growth, net pricing actions, higher SG&A expense, higher inflationary and other operational cost increases, and higher interest expense.
•	F08 net sales guidance of 5% to 7% above F07 net sales of $3.4 billion maintained.
•	F08 diluted EPS from continuing operations now expected to be at the low end of prior guidance of $0.70-$0.74 (including $0.08 for transformation), driven by additional projected operational cost increases.
Del Monte Foods First Quarter Results
Del Monte Foods today reported net sales for the first quarter fiscal 2008 of $753.5 million compared to $674.1 million last year, an increase of 11.8%. Income from continuing operations was $3.5 million, or $0.02 earnings per share from continuing operations (EPS), compared to $7.4 million, or $0.04 EPS in the previous year. Results for the first quarter fiscal 2008 include $0.01 of transformation-related expense, as compared to first quarter fiscal 2007 results, which included $0.05 of transformation-related expense, purchase accounting impact, and integration expense.

“I am pleased with the Company’s quarterly topline performance driven by last year’s pet acquisitions, new products and base business growth, primarily in fruit, resulting from strong marketplace performance,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “However, cost increases facing our business continue to be a challenge, particularly in fish, as well as in grains, fats and oils due to increased demand for alternative fuels. Combating these cost increases remains a critical priority. We remain focused on our strategic tenets — including optimizing an improved portfolio and executing transformation initiatives and cost reduction programs — as we work to offset cost pressures and continue to strengthen our brands in the marketplace.”
The 11.8% increase in net sales was driven by strong volume growth (resulting primarily from the full quarter impact and continued momentum of Meow Mix and Milk-Bone, higher fruit sales, and growth from new products) and net pricing, partially offset by the volume loss associated with price increases (“elasticity”).
First quarter EPS of $0.02 was down $0.02 from first quarter fiscal 2007 EPS of $0.04. Benefiting the quarter was the absence of 2 cents of purchase accounting and integration related to the acquisitions as well as 2 cents of lower transformation expense, as compared to the prior year. The impact from the positive topline mentioned above offset higher inflationary and other operational costs and higher marketing expense. EPS was also negatively impacted by the absence of the prior year gain from the sale of the perpetual license for S&W beans, which appeared as a fiscal 2007 credit to G&A, and higher interest expense primarily relating to the acquisitions.
Reportable Segments — First Quarter Results
Consumer Products
For the first quarter, Consumer Products net sales were $444.6 million, an increase of 5.7% from net sales of $420.6 million in the prior year period. The increase in Consumer Products net sales was due primarily to an increase in fruit sales, resulting mainly from new products and net pricing actions, partially offset by elasticity associated with the fruit pricing actions. These gains were partially offset by lower StarKist seafood sales primarily due to lower albacore sales.
Consumer Products operating income decreased 46.1% from $25.8 million in the first quarter fiscal 2007 to $13.9 million in the first quarter fiscal 2008. The absence of the prior year gain on the sale of the S&W beans perpetual license largely accounted for the decline in operating income as compared to last year. In addition, the Company experienced higher inflationary and other operational costs.
Pet Products
For the first quarter, Pet Products net sales were $308.9 million, an increase of 21.9% over net sales of $253.5 million in the prior year period. The increase was driven by volume gains primarily due to the full quarter impact and continued momentum of Meow Mix and Milk-Bone. Growth from new pet products and net pricing actions also positively contributed to the increase in net sales.
Pet Products operating income increased 29.5% from $36.6 million in first quarter fiscal 2007 to $47.4 million in first quarter fiscal 2008. Benefiting the quarter was the absence of $6.9 million of integration expense and purchase accounting as compared to the prior year. Also contributing to the increase in operating income was the positive volume impact of the Meow Mix and Milk-Bone acquisitions and net pricing actions, partially offset by higher raw product costs (primarily related to increased demand for alternative fuels), and higher SG&A expense (due primarily to increased marketing spending).
First Quarter Fiscal 2008 EPS

Q1A
Fiscal 2008	$0.02
Includes:
F08 Transformation-related expenses	($0.01)

Q1A
Fiscal 2007	$0.04
Includes:
F07 Transformation-related expenses	($0.03)
F07 Integration expense	($0.01)
F07 Purchase accounting impact	($0.01)

Outlook
Second Quarter Fiscal 2008
For the fiscal 2008 second quarter, the Company expects to deliver sales growth of approximately 7% to 9% over net sales of $893.5 million in the second quarter of fiscal 2007. Diluted EPS from continuing operations is expected to be approximately $0.13 to $0.17, including $0.02 of transformation-related expense, as compared to $0.12 in the second quarter of fiscal 2007, which included $0.06 of transformation-related expense, purchase accounting impact, and integration expense.
Factors Impacting Second Quarter Guidance

Q2E
Fiscal 2008	$0.13-$0.17
Includes:
F08 Transformation-related expenses	($0.02)

Q2A
Fiscal 2007	$0.12
Includes:
F07 Transformation-related expenses	($0.03)
F07 Integration expense	($0.02)
F07 Purchase accounting impact	($0.01)
Fiscal 2008
For fiscal 2008, the Company continues to expect sales growth of 5% to 7% over fiscal 2007 net sales of $3,414.9 million. Fiscal 2008 net sales growth is expected to be driven by growth across both the Company’s Consumer Products and Pet Products segments. During the first quarter fiscal 2008, the Company announced additional pricing actions effective July 2, 2007 on select StarKist products in response to higher fish costs.
The Company now expects fiscal 2008 diluted EPS from continuing operations to be at the low end of its previous guidance of $0.70 to $0.74 (including $0.08 of transformation-related expenses), reflecting additional higher projected fish costs (which are anticipated to decline going forward from current levels in line with historic seasonal trends, but to continue to be at projected levels higher than fiscal 2007 fish costs) and additional higher expected grains, fats and oils costs relating to increased demand for alternative fuels. The Company reported $0.55 diluted EPS from continuing operations in fiscal 2007, which included $0.19 of transformation-related expense, purchase accounting impact and integration expense.

Factors Impacting Fiscal 2008 Guidance

	Full Year
	F08E	F07A
	$0.70-$0.74	$0.55
Includes:
Transformation-related expenses	($0.08)	($0.11)
Integration expense	-	($0.04)
Purchase accounting impact	-	($0.04)
The Company reiterated its target for fiscal 2008 cash provided by operating activities, less cash used in investing activities, which continues to be in the range of $180 to $200 million. It also reiterated that it expects interest expense to be between $150 million to $160 million (reflecting the expected impact from the full year of debt relating to the pet acquisitions partially offset by anticipated lower interest rates) and capital expenditures to be between $100 and $110 million (which includes the expected spending related to the transformation initiatives).
Operating Income and EPS Impact of Transformation, Integration, and Purchase
Accounting Factors by Reportable Segment

	Pet Products	Consumer Products	Corporate		Total[1]		Total Included in:
	OI	OI	OI	OI		EPS	COGS	SG&A

F08 Q1
Transformation-related expense	($0.4)	($0.3)	($5.2)	($5.9)		($0.01)	($0.2)	($5.7)
Integration expense	$0.0	$0.0	$0.0	$0.0		$0.00	$0.0	$0.0
Purchase accounting impact	$0.0	$0.0	$0.0	$0.0		$0.00	$0.0	$0.0

Total	($0.4)	($0.3)	($5.2)	($5.9)		($0.01)	($0.2)	($5.7)

	Pet Products	Consumer Products	Corporate		Total[1]		Total Included in:
	OI	OI	OI	OI		EPS	COGS	SG&A

F07 Q1
Transformation-related expense	$0.0	$0.0	($9.2)	($9.2)		($0.03)	$0.0	($9.2)
Integration expense	($2.4)	$0.0	$0.0	($2.4)		($0.01)	($0.2)	($2.2)
Purchase accounting impact	($4.5)	$0.0	$0.0	($4.5)		($0.01)	($4.5)	$0.0

Total	($6.9)	$0.0	($9.2)	($16.1)		($0.05)	($4.7)	($11.4)

[1]	May not sum due to rounding.
Webcast Information
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its fiscal 2008 first quarter results and second quarter and full year outlook at 7:00 a.m. PT (10:00 a.m. ET) today. To access the live webcast and slides, go to www.delmonte.com, click on the Investor Tab and under Events click Q1 Fiscal 2008 Del Monte Foods Earnings Conference Call. Printable slides are expected to be available in advance of the call. Historical, quarterly results can be accessed at http://investors.delmonte.com. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows: 1-888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.

About Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating more than $3.4 billion in net sales in fiscal 2007. With a powerful portfolio of brands including Del Monte®, StarKist®, S&W®, Contadina ®, College Inn®, Meow Mix®, Kibbles ‘n Bits®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages® and Pounce®, Del Monte products are found in nine out of ten U.S. households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE: DLM) visit the Company’s website at www.delmonte.com.
Del Monte. Nourishing Families. Enriching Lives. Every Day.TM
Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results, including expected fish costs, expected grains, fats and oils costs, the expected costs of the transformation plan, and expected interest rates.
Factors that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy (including natural gas), fuel, packaging, grains (including corn), meat by-products and tuna; the accuracy of our assumptions regarding costs and other matters; our ability to increase prices and manage the price gap between our products and competing private label products; our ability to reduce costs; logistics and other transportation-related costs; our pet food and pet snacks recall which began in March 2007 or other product recalls; our debt levels and ability to service and reduce our debt; reduced sales, disruptions, costs or other charges to earnings or expenses that may be generated by our strategic plan and transformation plan efforts; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; efforts to improve the performance and market share of our businesses; changes in U.S., foreign or local tax laws and effective rates; effectiveness of marketing and trade promotion programs; changing consumer and pet preferences; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; availability, terms and deployment of capital; interest rate fluctuations; product liability claims and other litigation; reliance on certain third-parties, including co-packers, our broker and third-party distribution centers or managers; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; weather conditions; crop yields; any acceleration of our departure from Terminal Island, CA; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export regulations or duties; wage rates; industry trends, including changes in buying, inventory and other business practices by customers; public safety and health issues; and other factors.
These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Our declaration of future dividends, if any, is subject to final determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants, and financial performance and position, among other things.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except share and per share data)

	Three Months Ended
	July 29,	July 30,
	2007	2006
	(Unaudited)
Net sales	$753.5	$674.1
Cost of products sold	568.2	509.7

Gross profit	185.3	164.4
Selling, general and administrative expense	141.2	123.5

Operating income	44.1	40.9
Interest expense	38.0	30.5
Other expense	0.6	0.3

Income from continuing operations before income taxes	5.5	10.1
Provision for income taxes	2.0	2.7

Income from continuing operations	3.5	7.4

Loss from discontinued operations before income taxes	-	(1.9)
Benefit for income taxes	-	(0.7)

Loss from discontinued operations	-	(1.2)

Net income	$3.5	$6.2

Earnings per common share (EPS)
Basic:
Basic average shares	202,613,767	200,427,784
EPS - Continuing operations	$0.02	$0.04
EPS - Discontinued operations	-	(0.01)

EPS - Total	$0.02	$0.03

Diluted:
Diluted average shares	205,657,972	203,987,524
EPS - Continuing operations	$0.02	$0.04
EPS - Discontinued operations	-	(0.01)

EPS - Total	$0.02	$0.03

Del Monte Foods Company - Selected Financial Information

Net Sales by Segment
(in millions)

	Three Months Ended
	July 29,	July 30,
Net Sales:	2007	2006
	(Unaudited)
Consumer Products	$444.6	$420.6
Pet Products	308.9	253.5

Total company	$753.5	$674.1

Operating Income by Segment
(in millions)

	Three Months Ended
	July 29,	July 30,
Operating Income:	2007	2006
	(Unaudited)
Consumer Products	$13.9	$25.8
Pet Products	47.4	36.6
Corporate (a)	(17.2)	(21.5)

Total company	$44.1	$40.9

(a)	Corporate represents expenses not directly attributable to reportable segments. For the three months ended July 29, 2007 and July 30, 2006, Corporate includes $5.2 and $9.2 of transformation-related expenses, respectively, including all severance-related restructuring costs.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	July 29,	April 29,
	2007	2007
		(derived from
		audited financial
	(Unaudited)	statements)
ASSETS

Cash and cash equivalents	$12.0	$13.0
Trade accounts receivable, net of allowance	182.6	261.1
Inventories	958.9	809.9
Prepaid expenses and other current assets	156.3	132.5

TOTAL CURRENT ASSETS	1,309.8	1,216.5

Property, plant and equipment, net	716.0	718.6
Goodwill	1,380.8	1,389.3
Intangible assets, net	1,196.7	1,198.6
Other assets, net	35.7	38.5

TOTAL ASSETS	$4,639.0	$4,561.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$519.7	$508.7
Short-term borrowings	82.9	21.8
Current portion of long-term debt	31.9	29.4

TOTAL CURRENT LIABILITIES	634.5	559.9

Long-term debt	1,942.0	1,951.9
Deferred tax liabilities	370.6	368.0
Other non-current liabilities	238.4	229.5

TOTAL LIABILITIES	3,185.5	3,109.3

Stockholders’ equity:
Common stock	$2.1	$2.1
Additional paid-in capital	1,028.4	1,021.7
Treasury stock, at cost	(133.1)	(133.1)
Accumulated other comprehensive income	23.3	24.4
Retained earnings	532.8	537.1

TOTAL STOCKHOLDERS’ EQUITY	1,453.5	1,452.2

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,639.0	$4,561.5

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	July 29,	July 30,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$3.5	$6.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25.7	23.5
Deferred taxes	6.8	3.1
(Gain)/loss on asset disposals	0.4	(7.3)
Stock compensation expense	3.2	3.3
Other non-cash items, net	(0.5)	1.0
Changes in operating assets and liabilities	(65.2)	(31.8)

NET CASH USED IN OPERATING ACTIVITIES	(26.1)	(2.0)

INVESTING ACTIVITIES:
Capital expenditures	(22.5)	(15.7)
Net proceeds from disposal of assets	0.1	9.8
Cash used in business acquisitions, net of cash acquired	-	(1,303.9)
Decrease in restricted cash	-	43.3

NET CASH USED IN INVESTING ACTIVITIES	(22.4)	(1,266.5)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	115.6	337.8
Payments on short-term borrowings	(54.5)	(98.0)
Proceeds from long-term debt	-	645.0
Principal payments on long-term debt	(7.4)	(50.4)
Payments of debt-related costs	-	(9.0)
Dividends paid	(8.1)	(8.0)
Issuance of common stock	2.7	3.1

NET CASH PROVIDED BY FINANCING ACTIVITIES	48.3	820.5

Effect of exchange rate changes on cash and cash equivalents	(0.8)	0.2
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1.0)	(447.8)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	13.0	459.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12.0	$12.1

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CONTACTS:

Media Contact	Analysts and Investors Contact
Brandy Bergman/Robin Weinberg	Jennifer Garrison/Katherine Husseini
Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
investor.relations@delmonte.com